UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material pursuant to § 240.14a-12

Essex Property Trust, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Additional Information Regarding the Annual Meeting of Stockholders to Be Held on May 12, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Essex Property Trust, Inc., a Maryland corporation (the “Company”), dated April 2, 2020, furnished to stockholders of the Company in connection with the solicitation by the Company’s Board of Directors of proxies for exercise at the 2020 annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on May 12, 2020 at 1:00 p.m., Pacific Time. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 16, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2020

To the Stockholders of Essex Property Trust, Inc.:

Due to the emerging public health impact of the COVID-19 pandemic, orders of relevant state and local governments, and to support the health and well-being of our stockholders, employees and their families, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders of Essex Property Trust, Inc. has been changed to be held solely by means of remote communication in a virtual-only meeting format. As previously announced, the Annual Meeting will be held at the originally scheduled date and time on May 12, 2020 at 1:00 p.m., Pacific Time, but you will only be able to access the Annual Meeting by remote communication. You will not be able to attend the Annual Meeting physically.

Essex Property Trust, Inc. Virtual Annual Meeting

Date:          May 12, 2020
Time:          1:00 p.m., Pacific Time
Link:          www.virtualshareholdermeeting.com/ESS2020

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on February 27, 2020, the record date (the “Record Date”) for the Annual Meeting.  To access, participate in and vote at the virtual Annual Meeting, visit www.virtualshareholdermeeting.com/ESS2020. You must enter the 16-digit control number found on your proxy card (printed in the box and marked by the arrow), voting instruction form or notice that you previously received. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page for the Annual Meeting. Stockholders will be able to vote electronically and submit questions during the virtual Annual Meeting.

The Annual Meeting will begin promptly at 1:00 p.m., Pacific Time. We encourage you to access the virtual Annual Meeting prior to the start time and allow plenty of time to log in to the Annual Meeting.

The virtual Annual Meeting platform is fully supported across browsers (Microsoft Edge, Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of the applicable software and plugins. Participants should ensure they have a strong internet connection wherever they intend to participate in the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy and vote as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting, by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors and on behalf of the Secretary of the Company:

Michael J. Schall
Chief Executive Officer and President
April 16, 2020

The Annual Meeting to be held on May 12, 2020 at 1:00 p.m., Pacific Time, will be accessible at www.virtualshareholdermeeting.com/ESS2020.  The proxy statement and 2019 Annual Report to Stockholders are available electronically at http://materials.proxyvote.com/297178.